Upstream Biosciences Inc. engages Atlas Capital Services, LLC as Investment Banker

August 31, 2006 - Upstream Biosciences Inc. (OTCBB:UPBS) ("Upstream" or"the Company"), an emerging leader in the field of genetic diagnostics for cancer and the prediction of drug response, announced today the signing of a letter of engagement with Atlas Capital Services, LLC of New York ("Atlas") to act as its investment banker. Atlas is a registered broker dealer and member of the NASD and Upstream will use their services in order to assist the Company in meeting the anticipated demand for its biomarker technologies.

"Upstream's genetic markers could be instrumental in the diagnosis and treatment of liver and prostate cancer," said Joel Bellenson, Upstream’s CEO. "This financing will allow us to further develop and validate our technologies in the key areas of cancer and infectious disease. Once validated, Upstream's technology could generate both upfront licensing fees and ongoing royalty streams for the Company."

"We are very excited to work with a team of this caliber at the cutting edge of Personalized Medicine, and we look forward to helping Upstream achieve its fundraising goals," said Steven Pollan, Atlas CEO.

For more information, please contact Samantha Haynes at 1-800-539-0289 or info@upstreambio.com.

 About Upstream Biosciences Inc.

Upstream Biosciences Inc. is an emerging leader in the field of genetic diagnostics for cancer and the prediction of drug response founded in 2004. Upstream discovers, develops, and licenses genetic based diagnostics for cancer susceptibility and drug response. Upstream's proprietary data mining pipeline enables it to locate and analyze genetic variations in the regions of DNA 'upstream' of the gene, the 'gene switches,' which control the quantities and timing of expression of the genes and proteins important to disease and drug response. For further information please visit the Company’s website at www.upstreambio.com

 About Atlas Capital Services, LLC

Atlas Capital Services, LLC is a privately held investment banking firm that provides financial services to organizations throughout the world. A registered broker dealer and member of the NASD, Atlas focuses on raising capital for public and private companies and providing mergers and acquisitions advisory services. For more information contact Steve Pollan, 212-267-3500, or, spollan@atlascs.com

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that: (i) the Company may become an emerging leader in the field of diagnostics for cancer and the prediction of drug response; (ii) the Company will receive demand for its biomarker technologies, and that the Company will meet that demand; (iii) the Company's genetic markers may be instrumental in the diagnosis and treatment of liver and prostate cancer; (iv) the proposed financing may allow the Company to further develop and validate the Company's technologies in the key areas of cancer and infectious disease; (v) the Company's technology could generate both upfront licensing fees and ongoing royalty streams for the Company; (vi) the Company may discover, develop and license its genetic based diagnostics for cancer susceptibility and drug response; and (vii) the Company’s data mining pipeline may enable the Company to locate and analyze genetic variations in the regions of DNA which control the quantities and timing of expression of the genes and proteins important to disease and drug response.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (i) the risk that the Company does not execute its business plan; (ii) the inability of the Company to keep pace with technological advancements in the field of genetic diagnostics; (iii) the Company's inability to adequately protect its intellectual property or the Company's inadvertent infringement of third party intellectual property; (iv) the Company not being able to retain key employees; (v) competitors providing better or cheaper products and technologies; (vi) markets for the Company's products not developing as expected; (vii) the Company's inability to finance its operations or growth; (viii) inability to obtain all necessary government and regulatory approvals; and (ix) the inability to effectively market and commercialize the Company's technologies, including the establishment of viable relationships with third parties. These forward-looking statements are made as of the date of this news release and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.